UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 31, 2016

Date of Report

(Date of earliest event reported)

BINGHAM CANYON CORPORATION

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	90-0578516 (I.R.S. Employer Identification No.)
10457 W. 84th Terrace, Lenexa, Kansas (Address of principal executive offices)	66214 (Zip Code)

Registrant’s telephone number, including area code: (913) 353-4560

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement	3

Section 2 – Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets	4
Paradigm’s Business
Paradigm’s Properties
Risk Factors
Management’s Discussions and Analysis of Financial Condition and Result of Operations
Executive Compensation
Certain Relationships and Related Transactions
Legal Proceedings

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits	21

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EXPLANATORY NOTE

This Amendment No. 1 on Form 8-K/A is being filed to amend the Current Report on Form 8-K filed by Bingham Canyon Corporation on September 2, 2016, which disclosed the acquisition of Paradigm Convergence Technologies Corporation. This Form 8-K/A is being filed to address comments from the Securities and Exchange Commission related to disclosures included in the original Form 8-K.

Except to the extent expressly set forth herein, this Form 8-K/A speaks as of the filing date of the original Form 8-K and has not been updated to reflect events occurring subsequent to the original filing date. Accordingly, for current information this Form 8-K/A should be read in conjunction with our filings made with the Securities and Exchange Commission subsequent to the filing of the original Form 8-K.

SPECIAL NOTE ABOUT FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K (“Current Report”) filed by Bingham Canyon Corporation (the “Company”) with the Securities and Exchange Commission (the “SEC”) contains or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, management; as well as estimates and assumptions made by management. When used in this report, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan” or the negative of these terms and similar expressions as they relate to the Company or management, identify forward looking statements. Such statements reflect the current view of the Company with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled “Risk Factors “) relating to the Company’s industry, operations and results of operations and any businesses that may be acquired by the Company. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although the Company believes that the expectations reflected in the forward looking statements are reasonable; the Company cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward looking statements to conform these statements to actual results. The following discussion should be read in conjunction with the financial statements and the related notes that are filed herein.

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 10, 2016, Bingham Canyon Corporation, a Nevada corporation (“Bingham” or “the Company”) entered into a Securities Exchange Agreement (the “Exchange Agreement”) with Paradigm Convergence Technologies Corporation, a Nevada corporation (“Paradigm”) to effect the acquisition of Paradigm pursuant to the terms of the Exchange Agreement. The parties signed the Exchange Agreement on August 10, 2016, but agreed to delay the share exchange until August 31, 2016 (the “Closing Date”). The Exchange Agreement was filed as an exhibit to Bingham’s Form 10-Q, filed on August 15, 2016, and the information therein is hereby incorporated by reference into this Section 1.01.

Pursuant to the terms of the Exchange Agreement, Bingham issued 16,790,625 shares of common stock, valued at approximately $16,791, to the stockholders of Paradigm for all of their 22,387,500 shares of Paradigm common stock (the “Share Exchange”). Accordingly, Bingham has 35,940,625 shares outstanding with the Paradigm stockholders holding approximately 47% of the Company on a fully-diluted basis and the Company stockholders retaining approximately 53% of the Company on a fully-diluted basis. The Exchange Agreement may be terminated by either company upon a material breach of any representation, warranty, covenant or agreement by the other company.

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The issuance of our outstanding stock under the Exchange Agreement is intended to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 4(2) thereof. The 16,790,625 shares issued in the Share Exchange will not be registered under the Securities Act and the shares may not be offered or sold absent registration or an applicable exemption from registration.

The Share Exchange is intended to be a tax free reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended, with the result that stockholders of Paradigm will not incur any income tax liability as a result of the Share Exchange.

Except for the Exchange Agreement and the transactions contemplated thereby, neither Paradigm, nor any of its officers or directors serving before the Share Exchange had any material relationship with Bingham or Bingham’s affiliates.

SECTION 2 – FINANCIAL INFORMATION

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

After the completion of the Share Exchange, Paradigm will be a wholly-owned subsidiary of Bingham and Paradigm’s business operations will be the primary operations of Bingham.

PARADIGM’S BUSINESS

Historical Development

Paradigm Convergence Technologies Corp. was incorporated in the state of Nevada in June 2012 as Eur-Eca, Ltd. Eur-Eca, Ltd. has been involved in launching its operations since incorporation and changed its name to Paradigm Convergence Technologies Corporation on September 11, 2015 in order to more closely reflect its business model.

Business Strategy

Paradigm is a technology development and licensing company specializing in environmentally safe solutions for global sustainability. The company holds patent, intellectual property and/or distribution rights to innovative products and technologies. Paradigm’s overall strategy is to market new products and technologies through the use of equipment leasing, joint ventures, licensing, distributor agreements and partnerships. Generally, it is not Paradigm’s intent to be the primary producer and distributor of the technology products: but rather to license the underlying technology while developing new opportunities and applications for the products and promoting the brands. Paradigm will also continue its constant pursuit of new technologies (through acquisition or invention) upon which it can build and expand its joint venture and licensing core business.

Launch: Paradigm’s business activities are and will be focused on leveraging the opportunities presented by two commercially-ready product technologies one patented and one patent-pending:

  Hydrolyte™, a highly effective disinfectant/sterilent biocide that is non-toxic to humans and animals; and,
  BioPlax® a rapidly biodegradable plastic.

Both products have been market tested with commercial customers and are ready for full scale commercial launch. The initial focus of effort and resources will be on the launch of Hydrolyte™, scheduled for August of this year. The company, through its Hydrolyte™ operations alone, is projected to achieve profitability and positive cash flow by the end of the 2017 second quarter.

Revenues: Paradigm’s revenue stream will be primarily derived from three sources: Joint ventures and

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partnerships, licensing fees and royalties, and equipment leasing. The company expects also to engage in direct sales, but only in circumstances where it is strategically advantageous to do so. Paradigm intends to develop strategic operating relationships with firms that are leaders in production, manufacturing, distributions, and sales within the various industries where the markets for our technologies exist. Management intends to scrutinize each potential business combination for strategic fit, successful and profitable operations, established business relationships, management capability, market position, and financial stability. Properly executed, this strategy will allow for the most rapid possible rollout of the products and capture of market share.

Principal Technologies

Hydrolyte™ & Catholyte FREEtm

Paradigm makes two products in this category: Hydrolyte™ and Catholyte FREEtm are outputs of a single production process. The primary product is Hydrolyte™ and Catholyte is a useful by-product for which parallel markets exist and can be developed. They are produced using a process of electrochemical activation of the input ingredients derived from naturally-occurring salt minerals and water. They have been tested, proven and are in the process of being registered by the United States Environmental Protection Agency (“EPA”) for disinfection, approved by the Food and Drug Administration (“FDA”) for sanitizing applications and with the United States Department of Agriculture (“USDA”) for use in food processing.

Hydrolyte™ is a metastable, aqueous solution of hypochlorous acid, obtained through the electrochemical process. It has a high redox potential (900 millivolts) and a greater biocidal effect than chlorine and other toxic chemicals. Hydrolyte™ is 99.95% water + salt, rendering it safe and non-toxic to humans, yet it is instantly deadly on contact to every known fungus, bacteria or virus, including anthrax and e coli. Using non-toxic Hydrolyte™ in decontamination and sterilization processes generally eliminates the need for the use of other highly toxic chemical biocides (such as ammonia, chlorine bleach and gluteraldehyde) which are commonly used in decontamination.

Although it has been well known for many years that an aqueous solution of hypochlorous acid (HOCL), commonly known as “anolyte”, is capable of delivering extremely effective decontamination and sterilization results, previous problems in anolyte production technology has rendered its use economically infeasible in most applications. The two primary drawbacks with previous anolyte production technology were the inability to be produced in high enough concentrations (Parts Per Million – PPM) of the active ingredient, HOCL, and the relatively short time that the product maintained its maximum decontaminative efficacy.

Paradigm’s new proprietary production and distribution technologies have solved these problems. Its production equipment allows the Hydrolyte™ solution to be produced with any desired concentration of HOCL within the range (150 to 500 PPM) that may be desirable for any given application; and, to solve the “shelf life” problem, has perfected production equipment which is small enough to be located on the customer’s facility under lease, allowing for production-on-demand rather than maintaining stored product inventory. For customers who will not use enough product to justify the on-site equipment, the company will engage industry-specific distribution and commercial services companies to provide the products to end-user customers on a regular delivery schedule. Both of these solutions will assure end-users will always be supplied with fresh, full strength product.

Production: Hydrolyte™ is produced with the company’s proprietary equipment. The production technology for Hydrolyte™ produces a product with predetermined PPM properties, i.e., the equipment can be set to deliver any desired PPM level; and, we believe is superior to any other known production process or equipment available in the market today. The Hydrolyte™ production systems technology will largely be housed in portable and mobile units, which can be readily moved within a building or from site to site, although more permanent installations will be made in situations where such installation may be appropriate or required.

Markets: The primary markets for the Hydrolyte™ technology are in cleaning, disinfecting and sterilization in a variety of settings, including:

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  institutional facilities, such as hospitals, nursing homes, hotels and schools;
  the agriculture industry for disinfection of crops, sanitization in food processing, and certain applications in animal husbandry;
  the oil and gas industry where Hydrolyte™ can provide a process to disinfect water used in hydraulic fracking processes (“frac water”) and to kill sulfite-producing microbes in “sour” oil and gas wells; and
  other market opportunities include disinfecting and sanitization of water in public and private water systems and industrial waste-water systems.

Management has determined that the most direct paths to rapid revenue and earnings growth are in the institutional facilities and agriculture markets. The preponderance of business development and marketing resources will be devoted to these two markets while management will also work to maintain the company’s position and expertise in the oil and gas industry to assure that current customer relationships are maintained, business opportunities at hand are pursued and that the company is properly positioned for a roll-out as, and when, drilling activity increases as anticipated.

Institutional Facilities: Hospitals, Health Care Facilities & Schools

Paradigm’s management believes that it has developed the state-of-the-art delivery and management systems for its applications in the institutional facilities market; most particularly for hospitals, nursing homes and other health care facilities – to include urgent care centers, medical, dental and veterinary offices – and schools. A complete turn-key cleaning, disinfection and sterilization program solution can be provided to the facility. At the core of this solution is Paradigm’s on-site Annihilyzer® production equipment. Annihilyzer® is Paradigm’s branded product for these applications and markets. The Catholyte FREEtm that is produced by the same machine is a non-toxic mild detergent and degreaser that is easily applied using mop buckets, sprayers and floor cleaning machines for basic janitorial cleaning purposes.

Paradigm’s production equipment is housed in a kiosk which also contains a managed disbursement and bottling system which tracks inventory production, containerization and use. Spray bottles and other containers are labeled when filled or refilled with product identification and date of production using printed labels and radio-frequency identification (“RFID”) tags. Reading these labels and tags before use assures that the correct and “fresh” product is always being used. Each room is given an RFID tag. By reading the tags with a mobile app in a smartphone, the system tracks what is cleaned and disinfected, when and with what product (also by whom). The kiosk is Wi-Fi connected to smartphones so it is able to receive and store all of the data collected. The data can be used to generate a complete record of all cleaning, disinfecting and sanitizing activity, including personnel information on hours and activity – a cost saving convenience to management.

Paradigm will lease its production equipment, charging a monthly lease fee and may also charge a price per gallon of product used. The equipment will be placed and maintained through Paradigm-licensed commercial services companies that provide the on-site support as required. Any functional problems that may occur with any of the kiosk’s components will be resolved by a “rapid replacement” program. If problems are not easily and quickly resolved by the service licensee, Paradigm will overnight ship a replacement kiosk and have the defective unit returned for repair.

Agricultural Antimicrobial Pesticide

In the agricultural sector our microbiocide will be branded as Go Greenlyte Freetm. It will provide a pre-harvest solution to numerous field crops that are affected by various bacterial and fungal pathogens. Through USDA grants and multiple studies by universities around the world, hypochlorous acid solutions have been tested and proven effective against yield-reducing crop pathogens in post-harvest applications to include sanitizing at point of harvest, point of packing, and points of sale. Paradigm’s initial major objective is to address pre-harvest pathogen

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issues, of which little testing has been done.

Paradigm is currently:

  pursuing the completion of EPA registration that is necessary for full commercial introduction of the product to the agricultural sector; and
  undertaking a testing and field trial program with an independent agricultural pesticide research firm to determine the feasibility of pre-harvest use of Go Greenlyte Freetm to defeat various microbial infestations in as many different crops as possible.

The agricultural research is intended to support an aggressive rollout of scientifically tested and certified applications for the treatment and prevention of numerous specific microbial infestations of a wide variety of crops. This research activity will also be targeted at capturing the test data that would be required for regulatory approvals for the specific uses and crops. Management anticipates that the field testing will be completed by November 2016 and that the EPA registration process should be completed by the second quarter of 2017.

While company management and technical staff and consultants are certain of the ability of Go Greenlyte Freetm to kill virtually any microbe; substantial testing is required to determine proper application concentrations, volumes, and frequency, as well as optimal delivery techniques (which could be any or all of: root drenching, foliar spray or injection) needed to produce the most effective and least costly solutions. It must also be demonstrated and certified by independent third party testing that the treatment does no harm to the plants or the product to be harvested.

Management anticipates positive results from independent testing leading to the creation of multiple business opportunity targets on which to build a solid consistent, long-term revenue stream with solid growth potential for the foreseeable future.

Oil & Gas Industry

World market prices for oil have decreased during the past several years in response to additional product capacity coming on line simultaneously with a softening of the growth in demand. The oil and gas industry in the U.S. and elsewhere has experienced unprecedented expansion and prosperity due to an influx of technological advances enabling the discovery and accurate location and identification of significant domestic oil and gas reserves. Advances in drilling, fracturing equipment and chemical methodology greatly enhanced recovery rates and revenue growth. This growth surge reduced the United States’ dependency on foreign oil, contributed to lowering the U.S. trade deficit, reduced unemployment rates in oil producing areas, reduced heating and cooling cost resulting from increased supply, and provided lucrative investment opportunities. However, during the past two years an increasing supply of oil on a global scale has led to reduced prices and decreased drilling activity in the U.S. From a June 20, 2014 price of $115 per barrel, the price dropped to historic lows below $30 in February 2016 and approached $50, but may level off in the $40 range. This price decline has resulted in a great reduction in drilling activity and a corresponding reduction in our current opportunities for expanding business in the near to mid-term future. Management believes that our technologies continue to be desirable for, and continue to be used in, hydraulic fracturing drilling activities worldwide.

Paradigm is developing a large scale system utilizing Hydrolyte™ to help decontaminate “frac” water for reuse in the fracking process. Initial testing by Environmental Resource Technologies concluded that Hydrolyte™ is not only an effective biocide, but also has shown that Hydrolyte™ does not cause corrosive damage to gas and oil recovery equipment, nor does it cause any loss of efficacy to the other chemicals, additives, and propellants currently used in the fracking process. Hydrolyte™ also addresses another problem in the oil and gas industry. It can reduce the hydrogen sulfide created during the fracking process, thus improving the quality of the oil produced.

Hydrolyte™ reduces the costs of transport of contaminated water from the wellbore to a treatment facility and back, as well as eliminating the need for construction of water processing plants, providing an enormous expense

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reduction in the costs of drilling and enabling a sustainable competitive advantage. The company will maintain an active marketing program; however, revenue growth from the frac drilling application will be difficult to achieve during this period in the oil and gas industry.

BioPlax®

Paradigm holds the U.S. patent for BioPlax®; a biodegradable and bioaccessible plastic material. We intend to utilize BioPlax® in the second phase of our growth strategy. Unlike other biodegradable plastics, BioPlax® becomes bioaccessible (able to come in contact with an organism and be absorbed by it) and is completely returned back to the environment in the form of the original natural raw materials that were used to make the product, resulting in no residual or unintended impact on the environment. BioPlax® can be fabricated into innumerable products and can be engineered to biodegrade based on time and temperature specifications, from as little as a few minutes to as long as a year.

BioPlax® clearly has significant benefits relative to other plastics, which can take many years to biodegrade (and never become bioaccessible) and are the major source of pollution in landfills. BioPlax® can be used to manufacture existing plastic or foam products, with little or no change required to the production equipment. Sample applications include:

  Oil and Gas Uses: A BioPlax® product is currently being used in the oil and gas industry to deliver an “anti-scalant” required to keep wells operating efficiently. Utilizing nanotechnology, anti-scalant is encapsulated in a ball made from BioPlax® in various formulations for different dissolution intervals.

  Packaging: BioPlax® can be used for many forms of packaging; from single layer sheet to rigid molded packaging applications. BioPlax® can be used to make everything from foam cups to plastic packaging wraps.

Marketing & Distribution of the Technologies & Products

Paradigm intends to use its headquarters located in Lenexa, Kansas to display the products and technologies of the company. To enhance marketing and licensing of our technologies, management intends to install working models and simulations to allow first-hand interaction and live demonstrations. The showroom will serve as a meeting place for interested parties. On-site visits to existing installations and technology partner’s headquarters will be sponsored by the company. Currently, sales activities have been minimal while the company has focused on the final stage of systems and product development.

Customer relationships will be established through existing contacts, continued group presentations to interested parties, participation in industry trade shows, internet marketing, and word of mouth referrals. A sales function may be established in the future to pursue promising joint venture opportunities. We expect initial marketing activities to focus on developing an impactful and credible company image, which integrates all products and technologies into one cohesive appearance. All marketing collateral will incorporate a consistent look and display prominent logo recognition.

Hydrolyte™ -- Initially, Paradigm intends to rely on members of management and outside consultants to seek licensing and/or joint venture agreements for the Hydrolyte™ technology. In May 2013 Paradigm entered into a license agreement with Scott Read Company, LLC, a California entity (“Scott Read”), for distribution rights of Hydrolyte™ in the state of California; however, performance under the license agreement has been delayed due to the requirement of EPA registration of Hydrolyte™.

BioPlax® -- In 2014 Paradigm entered into a joint venture agreement with Centric Partners, Inc., a Seychelles corporation (“Centric Partners”), for plastic products rights. The agreement provides that the parties intend to establish a joint venture company to design a business plan and market the BioPlax® product on a non-exclusive worldwide basis. The agreement remains effective so long as the joint venture company exists and the agreement

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may be terminated by written agreement due to a material breach. Centric Partners paid $400,000 in 2014 for the patents and rights to be granted to the joint venture company in the future; however, as of the date of this Current Report the joint venture company has not been formed.

Competition

In all of our target markets, Paradigm will compete directly with large firms selling competing, but toxic, legacy cleanser and disinfectant products. They have longer operating histories, more experience, substantially greater financial and human resources, greater size, more substantial R&D and marketing operations, established distribution channels and are well positioned in the market to fight aggressively to defend their market share. However, the combined markets in which Paradigm is engaged are so massive that its competitive position as non-toxic and, in a significant number of applications, less expensive will allow Paradigm to prosper.

There are a limited number of potential competitors providing some form of anolyte-based biocide. Based on management’s research these companies are largely in early operating stages, concentrated in local or regional markets and have no technology or pricing advantage. These include Aquaox, Ecologic Solutions, Integrated Environmental Technologies, MIOX Corporation, and eWater Advantage.

In the institutional facilities and agricultural industries, Paradigm believes that its proprietary technologies in production, distribution, applications management and tracking will provide a competitive advantage in direct competition. In the oil and gas industry Paradigm has demonstrated the effectiveness and efficiencies of its products and processes. It is well positioned with respect to other companies providing anolyte-based biocides. In the water treatment industry, “Filtering” technologies similar to Hydrolyte™ range from simple decanting to distillation. They are typically implemented as multi-stage processes to attain water quality standards for the planned reuse. Where that planned reuse is desired to be biocide-free, leaving no residual biocides in the water output, Paradigm’s technology has a distinct competitive advantage. Where there is less or no concern regarding residuals, other methods often will have a cost advantage, limiting opportunities in this sector.

Research and Development

Paradigm’s research and development costs for the years ended 2015, 2014 and 2013 were $29,871, $75,026 and $222,313, respectively. During that period Paradigm conducted testing of the application of the Hydrolyte™ technology in the oil and gas industry; as a biocide in institutional facilities such as hospitals, jails and medical facilities; and, in agriculture and food processing.

In 2016 through 2018 the company expects to spend an average of $200,000 per year on research and development. Products and systems for the institutional facilities market have been largely finalized and are expected to be available in the short term. Consequently, the expenditures will be predominantly in the agricultural sector with a lesser amount devoted to BioPlax® applications.

In October 2015 Paradigm entered into an agreement with Florida Pesticide Research, Inc. to conduct agricultural research intended to support an aggressive rollout of tested and certified applications for the treatment and prevention of numerous specific microbial infestations of a wide variety of crops. While company management and technical staff and consultants are certain of Hydrolyte™’s ability to kill virtually any microbe; testing is required to determine proper application concentrations, volumes, frequency and delivery techniques (which could be any or all of: root drenching, foliar spray or injection) needed to be most effective and least costly. It must be demonstrated that the treatment does no harm to the plants or the product to be harvested.

Principal Suppliers

Hydrolyte™ Production Equipment: Most of Paradigm’s production equipment will be fabricated and assembled under contract by Werks Manufacturing Inc., a manufacturing firm in Ft. Wayne, Indiana. The balance will be assembled in the company’s research and development facility in Little River, South Carolina.

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BioPlax® Production: Paradigm intends to rely upon a local, strategic partner company to continue to manufacture and produce our BioPlax® as needed. However, as of the date of this Current Report, Paradigm has not entered into an agreement with any strategic partner company.

Major Customers

As of the date of this Report, Paradigm has entered into the Scott Read distributorship agreement and the Centric Partners joint venture agreement; however, performance under these agreements has been delayed.

Intellectual Property

Paradigm holds the North American rights to the patented Hydrolyte™ production system

Paradigm holds a United States patent for BioPlax® (Patent No. 5948848), which expires September 6, 2016. The company intends to develop a new patent application related to variants of the BioPlax® product formulations. On January 14, 2014, Paradigm applied for registration of the North America trademark for BioPlax® and the application was approved in 2015.

In July 2016 Paradigm acquired the complete intellectual property and patent rights to the hardware, firmware and software comprising the inventory production, disbursement, containerization, tracking and reporting system, trademarked as the Annihilyzer®, which is to be employed in the use of the Hydrolyte™ in large hospitals facilities.

Paradigm has recently applied for trademark registration for Hydrolyte™ and the registration is currently in process. It is also in the process of acquiring the full patent rights to Hydrolyte™ and perfecting the production innovation, know-how, trade secrets and patentable innovations incorporated into the improved production, inventory management and reporting systems.

Government Regulations and Compliance with Environmental Laws

Paradigm is not aware of any existing or probable government regulations that would negatively impact our operations. The company is currently seeking EPA registration of our technologies. As a licensor of water treatment technology, it is not subject to government regulations for the removal of oils, solids and pathogens from water, other than normal safety standards and certifications (such as Underwriter’s Laboratory or Conformite Europeene) for goods that we manufacture for demonstrations and joint ventures, and our product lines. However, prospective customers are subject to local, state and federal laws and regulations governing water quality, environmental quality and pollution control. To date, compliance with government regulations has had no material effect on the company’s operations, capital, earnings, or competitive position, and the cost of such compliance has not been material. Paradigm is unable to assess or predict at this time what effect additional regulations or legislation could have on its activities.

In addition, Paradigm’s prospective customers will be subject to the Clean Water Act which regulates the discharge of pollutants into streams and other waters of the U.S. (as defined in the statute) from a variety of sources. If wastewater or runoff from facilities or operations may be discharged into surface waters, the Clean Water Act requires that person to apply for and obtain discharge permits, conduct sampling and monitoring and, under certain circumstances, reduce the quantity of pollutants in those discharges. The federal government may delegate Clean Water Act authority to the states.

Employees

As of the date of this Report, Paradigm has four full-time employees and two contract consultants. Management expects to confer with consultants, attorneys and accountants as necessary. The company does not anticipate a need to engage more full-time employees so long as it is seeking and evaluating licensing and distribution opportunities.

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PARADIGM PROPERTIES

Paradigm subleases approximately 650 square feet of office space in Lenexa, Kansas from United Resource Holdings, LLC, a Kansas limited liability company. The sublease amount is $1,500 per month and the term commenced on September 1, 2015 and expires November 30, 2016 with the option to renew for two additional one year periods. Either party may terminate the sublease by providing written notice to the other party and if the other party fails to correct or remedy the condition within 30 days, then the sublease will be terminated.

Paradigm also leases 2,500 square feet of office and warehouse space in Little River, South Carolina for $1,500 per month on a month-to-month basis. This lease expires on January 1, 2017.

RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this report before making an investment decision with regard to Bingham’s securities. The statements contained in, or incorporated herein, that are not historic facts are forward looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward looking statements. The risks and uncertainties described below are not the only risks and uncertainties facing us. Additional risks not currently known to us or that we currently believe are immaterial may also impair our operating results, financial condition, and liquidity. Our business is also subject to general risks and uncertainties that affect many other companies. For purposes of this section, references to our business include the business of our wholly-owned subsidiary, Paradigm. The risks discussed below are not presented in order of importance or probability of occurrence.

Risks Related to Our Business

We have a history of losses and may never become profitable.

Neither Bingham nor Paradigm have recorded net income for the past two years and both have significant accumulated deficits. Bingham has relied on advances and loans to fund operations and Paradigm has relied on loans and private placements for operating capital. As of the date of this report, total revenues will be insufficient to pay off existing debt and fund research and development.  We cannot assure you that we can identify suitable license or joint venture opportunities, or that any such agreements will be profitable. We may be required to rely on further debt financing, further loans from related parties, and private placements of our common stock for our additional cash needs. Such funding sources may not be available or the terms of such funding sources may not be acceptable to the Company.

Paradigm’s inability to generate sufficient cash flows may result in Paradigm not being able to continue as a going concern.

Paradigm’s overall cash position as of June 30, 2016 provides only limited liquidity to fund day-to-day operations. The company’s independent registered public accounting firm has expressed substantial doubt about its ability to continue as a going concern. We may need to seek additional financing or sell our assets to support our continued operations; however, there are no assurances that any such financing or asset sale can be obtained or achieved on commercially reasonable terms, if at all. In view of these conditions, our ability to continue as a going concern depends on our ability to generate sufficient cash flows from our new technology products or to obtain the necessary financing for operations. The outcome of these matters cannot be predicted at this time. The consolidated financial statements for the year ended June 30, 2016 do not include any adjustment to the amounts and classification of assets and liabilities that might be necessary should we be unable to continue business operations. Any such adjustment could be material.

We expect revenues to be largely derived from a small number of technologies and revenues may not

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increase if we are not able to market our technologies.

As of June 30, 2016, Paradigm has entered into technology distributorship and marketing agreements with third parties; however, these agreements are not supplying revenues at this time. The lack of licensing revenues could have a material adverse impact on our financial condition and results of operations. There can be no assurance that our technology products will be commercially viable in the marketplace or that revenues will be derived from such products.

Our ability to license our products and technologies on a commercially viable basis is unproven, which could have a detrimental effect on our ability to generate or sustain revenues.

The technologies we offer to clean oil and gas water, and waste water, have never been utilized on a full-scale commercial basis. The Hydrolyte™ technology was only recently developed and all of the tests conducted to date with respect to the technology have been performed in a limited scale or small commercial scale environment and the same or similar results may not be obtainable at competitive costs on a large-scale commercial basis. Accordingly, the Hydrolyte™ technology may not perform successfully on a commercial basis and may never generate any revenues or be profitable.

We may not be able to successfully protect our intellectual property rights.

We rely on a combination of copyright, trademark, patent and other proprietary rights laws to protect the intellectual property rights that we own or license. It is possible that third parties may challenge our rights to such intellectual property. In addition, there is a risk of third parties infringing upon our licensors’ or our intellectual property rights and producing counterfeit products. These events may result in lost revenue as well as litigation, which may be expensive and time-consuming even if a favorable outcome is obtained. There can be no assurance that adequate remedies would be available for any infringement of the intellectual property rights owned or licensed by the Company. Any such failure to successfully protect our intellectual property rights may have a material adverse effect on our competitive position.

Our long-term success depends on future royalties paid to us by licensees and we face the risks inherent in a royalty-based business model.

Paradigm intends to generate revenue through the licensing of technologies and systems, and our long-term success depends on future royalties paid to us by prospective customer licensees. The amount of licensing fees and/or royalty payments we may receive is expected to be based upon the revenues generated by our prospective customer licensees’ operations, and so we will be dependent on the successful operations of our prospective customer licensees for a significant portion of our revenues. We face risks inherent in a royalty-based business model, many of which are outside of our control, including those arising from our reliance on the management and operating capabilities of our customer licensees and the cyclicality of supply and demand for end-products produced using our technology. Should our prospective customer licensees fail to achieve sufficient profitability in their operations, our licensing fees and/or royalty payments would be diminished and our results of operations, cash flows and financial condition could be adversely affected, and any such effects could be material.

Because our technology products are designed to provide a solution which competes with existing methods, we are likely to face resistance to change, which could impede our ability to commercialize this business.

Our Hydrolyte™ products are designed to provide a solution to replacing traditional chemicals that are used in the treatment of bacteria and scaling in industrial water processes. Specifically, we believe it can provide a cost effective and environmentally friendly solution in industrial facilities, agriculture, oil and gas and other industries that consume large amounts of water in their industrial processes. Currently, large and well-capitalized service companies provide traditional chemical equipment and services in these areas. These competitors have strong relationships with their customers’ personnel, and there is a natural reluctance for businesses to change to new technologies. This reluctance is increased when potential customers make significant capital investments in

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competing technologies. Because of these obstacles, we may face substantial barriers to commercializing our business.

Because our business model is centered on licensing technologies to third parties, we may not be able to control key aspects of the timing of the commercialization of our business, which can adversely affect our future results of operations.

Our business model is to license patented technologies to financially stable companies to service their customers. Thus our ability to commercialize our future business will be dependent upon third parties who we will not be in a position to control and, as a result, we could be adversely affected if the third parties do not perform on their agreements with us in the manner we anticipate.

Risk Related to Our Industries

Global increases in the supply of natural gas or oil may reduce drilling operations in shale deposits, which could adversely affect the attractiveness of our Hydrolyte™ technology in the oil and gas industry.

The development of new horizontal drilling techniques and the discovery of unconventional oil and gas in new shale areas throughout the U.S. and world market have opened up an enormous opportunity for the Hydrolyte™ technology to replace traditional chemicals used to kill bacteria in waters used for hydraulic fracturing. These fracturing operations rely on enormous supplies of clean water to be pumped downhole to break the rock that holds the oil and gas. Much of the water used in drilling oil and natural gas wells and the resulting water that flows back needs to be treated and creates an opportunity for our Hydrolyte™ technology. However, horizontal drilling in shale areas is very expensive; and if current oil prices remain depressed, horizontal drilling may not be cost-effective and the lack thereof may adversely affect the market for the Hydrolyte™ technology.

If federal and state legislation and regulatory initiatives relating to horizontal drilling are passed, then it could materially and adversely affect our results of operations.

Our business relies upon supplying chemical-free solutions for cleaning the large amounts of water used in hydraulic fracturing applications. Objections have been raised by environmentalists, some land owners and some government officials including environmental authorities that there have been adverse side effects affecting the purity of the water supply as a result of the injection of chemicals and water in connection with horizontal drilling. Although we believe that Hydrolyte™ is a chemical-free solution which should result in increased business, we cannot assure you that legislation or rules will not be passed or action taken by environmental authorities that will preclude the use of horizontal drilling.

At the state level, certain states and localities have implemented moratoriums and certain obligations on oil and gas companies using horizontal drilling. The adoption of any future federal, state or local laws or implementing regulations imposing reporting or permitting obligations on, or otherwise limiting, the horizontal drilling process could make it more difficult to perform, or even prohibit oil and gas companies from using horizontal drilling, to complete gas and oil wells. These additional costs to drillers could result in reduced oil and gas drilling. This would reduce our potential licensing revenue. If this were to occur more widely in the United States, the demand for Hydrolyte™ may be eliminated or substantially reduced. If any such federal or state legislation on horizontal fracturing were passed, our revenues and results of operations could be adversely affected.

Risks Related to Bingham’s Common Stock

There is currently no trading market for our common stock and liquidity of shares of our common stock is limited.

Bingham’s shares of common stock are not registered under the securities laws of any state or other jurisdiction. Our common stock is cleared for quotation on the OTC Bulletin Board, but is not trading as of the date of this report. Accordingly, there is no public trading market for our common stock. Therefore, outstanding shares of

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common stock cannot be offered, sold, pledged or otherwise transferred unless subsequently registered pursuant to, or exempt from, registration under the Securities Act and any other applicable federal or state securities laws or regulations.

Since Bingham has been a shell company as defined in subparagraph (i) of Rule 144, our shares of common stock cannot be publicly resold under Rule 144. Any “restricted securities” issued by the Company while we are a shell company cannot be publicly sold for at least one year from the date that we file a report supplying Form 10 type information regarding Paradigm’s operations and after the Company is no longer considered a shell company. In addition, we must have filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months.

Compliance with the criteria for securing exemptions under federal securities laws and the securities laws of the various states is extremely complex, especially in respect of those exemptions affording flexibility and the elimination of trading restrictions in respect of securities received in exempt transactions and subsequently disposed of without registration under the Securities Act or state securities laws.

Our common stock may be subject to the risks inherent in a penny stock.

Bingham’s common stock may be subject to regulations prescribed by the SEC relating to “Penny Stock.”  The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price (as defined in such regulations) of less than $5.00 per share, subject to certain exceptions.  Bingham’s common stock meets the definition of a penny stock and it will be subject to these regulations, which impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors. Accredited investors include institutions with assets in excess of $5,000,000 and individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 (individually) or $300,000 (jointly with their spouse).

We are an “emerging growth company” under the JOBS Act and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

As an emerging growth company we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. In addition we have elected to use the extended transition period that allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies and, therefore, our financial statements may not be comparable to companies that comply with public company effective dates.

We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile. We will remain an emerging growth company for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three-year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any December 31.

Financial Industry Regulatory Authority, Inc. (“FINRA”) sales practice requirements may limit a shareholder’s ability to buy and sell our common shares.

FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts

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to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

If we fail to maintain effective internal controls over financial reporting, then the price of our common stock may be adversely affected.

Our internal control over financial reporting may have weaknesses and conditions that could require correction or remediation, the disclosure of which may have an adverse impact on the price of our common stock. We are required to establish and maintain appropriate internal controls over financial reporting. Failure to establish those controls, or any failure of those controls once established, could adversely affect our public disclosures regarding our business, prospects, financial condition or results of operations. In addition, management’s assessment of internal controls over financial reporting may identify weaknesses and conditions that need to be addressed in our internal controls over financial reporting or other matters that may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed in our internal control over financial reporting or disclosure of management’s assessment of our internal controls over financial reporting may have an adverse impact on the price of our common stock.

We do not intend to pay dividends on our common stock in the foreseeable future.

For the foreseeable future, we intend to retain any earnings to finance the development of our business, and we do not anticipate paying any cash dividends on our common stock. Any future determination to pay dividends will be at the discretion of our board of directors (the “Board”) and will be dependent upon then-existing conditions, including our operating results and financial condition, capital requirements, contractual restrictions, business prospects and other factors that our Board considers relevant. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize a return on their investment.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The following discussion and analysis of the results of operations and financial condition of Paradigm for the years ended December 31, 2015 and 2014 and the six months ended June 30, 2016, should be read in conjunction with our financial statements and the notes to those financial statements that are included as exhibits to this Current Report. References in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” to “the company,” “us,” “we,” “our,” and similar terms refer to Paradigm Convergence Technologies Corporation, a Nevada corporation. This discussion includes forward looking statements, as that term is defined in the federal securities laws, based upon current expectations that involve risks and uncertainties, such as plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors. Words such as “anticipate,” “estimate,” “plan,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions are used to identify forward-looking statements.

We caution you that these statements are not guarantees of future performance or events and are subject to a number of uncertainties, risks and other influences, many of which are beyond our control, which may influence the accuracy of the statements and the projections upon which the statements are based. Factors that may affect our results include, but are not limited to, the risk factors elsewhere in this Current Report. Any one or more of these uncertainties, risks and other influences could materially affect our results of operations and whether forward-looking statements made by us ultimately prove to be accurate. Our actual results, performance and achievements could differ materially from those expressed or implied

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in these forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether from new information, future events or otherwise.

Paradigm’s audited financial statements as of December 31, 2015 and 2014 are filed with this Current Report on Form 8-K as Exhibit 99.1 and the unaudited financial statements for the six month period ended June 30, 2016 are filed with this Current Report on Form 8-K as Exhibit 99.2. The unaudited pro forma condensed combined financial statements for Bingham for the fiscal year ended December 31, 2015 and the six month period ended June 30, 2016 are filed with this Current Report as Exhibit 99.3.

Paradigm’s Liquidity and Capital Resources

SUMMARY OF BALANCE SHEET	Six month period ended June 30, 2016	Year ended Dec. 31, 2015
Cash and cash equivalents	$34,158	$42,486
Total current assets	161,286	121,166
Total assets	311,033	239,869
Total liabilities	565,193	232,396
Accumulated deficit	(2,210,300)	(1,773,331)
Total stockholders’ equity (deficit)	$(254,160)	$7,473

Paradigm recorded revenues during 2014 from licensing agreements, but has not recorded revenues in 2015 or the six-month period ended June 30, 2016. During the year ended December 31, 2015 and the six month period ended June 30, 2016, Paradigm primarily relied upon the sale of common stock and long and short-term notes to related and other parties to fund operations. At June 30, 2016, Paradigm had an accumulated deficit of $2,210,300 and will require additional financing to fund short-term cash needs.

Our current cash flow is not sufficient to meet our monthly expenses of approximately $40,000 and to fund future research and development. Paradigm may have to rely on additional debt financing, loans from existing shareholders and private placements of common stock for additional funding. Paradigm does not have material commitments for future capital expenditures. However, the company cannot assure you that it will be able to obtain short-term financing, or that sources of such financing, if any, will continue to be available, and if available, that they will be on terms favorable to Paradigm.

Paradigm recorded a net loss of $494,290 and $349,251 and used cash in operating activities of $444,447 and $575,057 during the years ended December 31, 2015 and 2014, respectively.  For the six-month period ended June 30, 2016 Paradigm recorded a net loss of $436,969 and used cash of $357,261 in operating activities. Accordingly, our auditors have expressed doubt of Paradigm’s ability to continue as a going concern.

For the 2016 six-month period Paradigm had $34,158 in cash compared to $42,486 cash at December 31, 2015. We had total assets of $311,033 for the 2016 six-month period compared to $239,869 at December 31, 2015 due to an increase in deposits for a new generation of equipment. Paradigm’s total liabilities increased to $565,193 for the 2016 six-month period compared to $232,396 at December 31, 2015 due to an increase in accounts payable, accrued interest expense and an increase in loans from shareholders.

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Paradigm Commitments and Obligations

During the 2016 six-month period ended June 30, 2016, Paradigm entered into seven short-term promissory notes with the company President, Gary J. Grieco, totaling $241,500. In addition, during this period the President paid $2,500 of expenses on behalf of the company. The notes are each due twelve months from their issuance dates (between February, 2017 and May, 2017) are unsecured and bear interest at a rate of 5% per annum. During the six months ended June 30, 2016, the Company paid back $50,000 of the loans to the President. The outstanding loan balance of all promissory notes issued to the company President was $294,000 at June 30, 2016.

During the six months ended June 30, 2016, Paradigm paid back $14,000 to a related entity controlled by a company shareholder on two promissory notes. $5,000 of this amount paid one of the promissory notes in full. The remaining balance on the other note due to this entity is $16,000 and bears interest at the rate of 5% per annum.

During the six months ended June 30, 2016, Paradigm entered into a short term promissory note with a related entity controlled by a company shareholder in the amount of $7,500. The note is for a period of six months, is unsecured, and bears interest at a rate of 5% per annum.

During the six months ended June 30, 2016, Paradigm entered into a loan agreement with an unrelated individual in the amount of $150,000. The note is due June 1, 2018. The note is secured by a mortgage or deed of trust on a property located in North Carolina and by a personal guarantee of the President of the company. The note bears interest at the rate of 13% per annum. The company paid an origination fee of 10%, a broker’s commission of 3% of the loan amount, and other closing fees of approximately $9,500.

From 2012 through 2015 Paradigm issued long and short term notes totaling $817,670 to related and third parties to fund operations. The notes payable carry interest from 0% to 6% and are secured by our assets and a personal guarantee of our President the majority shareholder of the company.

Paradigm has also entered into two leases for office space: one is located in Lenexa, Kansas and the second in Little River, South Carolina. The office space lease amounts total $3,000 per month and the Kansas lease includes an option to renew for two additional one year periods.

We intend to obtain capital from management, significant stockholders and/or third parties to cover minimal operations; however, there is no assurance that additional funding will be available. During the next 12 months we anticipate incurring additional costs related to the filing of Exchange Act reports. We believe we will be able to meet these costs through funds provided by management, significant stockholders and/or third parties. We may also rely on the issuance of our common stock in lieu of cash to convert debt or pay for expenses.

Paradigm Results of Operations

Year ended December 31, 2015 compared to year ended December 31, 2014

SUMMARY OF OPERATIONS	Year ended December 31,
	2015	2014
Revenues, net	$141	$400,000
Cost of sales	—	—
Gross profit	141	400,000
Total operating expenses	(484,257)	(747,918)
Total other income (expense)	(10,174)	(1,333)
Loss from operations	(494,290)	(349,251)

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SUMMARY OF OPERATIONS -- continued	Year ended December 31,
	2015	2014
Income tax provision	—	—
Net loss	$(494,290)	$(349,251)
Net earnings (loss) per share both (basic) and diluted	$(0.02)	$(0.02)

Revenues decreased to $141 for 2015 compared to $400,000 for 2014 primarily as a result of not signing any additional technology licensing agreements. Cost of sales remained at $0 for 2015; the same as for 2014.

Total operating expenses decreased to $484,257 for 2015 compared to $747,918 for 2014 due to reductions in general and administrative expense and research and development. General and administrative expense decreased to $418,866 for 2015 compared to $554,148 for 2014 due to less travel and lower consulting fees. Research and development decreased to $29,871 for 2015 compared to $164,525 for 2014. During 2014 we made multiple stock issuances to pay for research and development services which were not required in 2015 due to our concentration on current technology. Depreciation and amortization includes depreciation of fixed assets and amortization of our patents and proprietary technology. Depreciation and amortization increased to $35,520 for 2015 compared to $29,245 for 2014 primarily due to increased depreciation of fixed assets.

Total other expense increased to $10,174 for 2015 compared to $1,333 for 2014 primarily due to interest expense as a result of the loans.

As a result of the above, Paradigm recorded a net loss of $494,290 for 2015 and a net loss of $349,251 for 2014.

Management expects net losses to continue until the company increases the number of licensing agreements and increases royalty income.

Three and six month period ended June 30, 2016 compared to three and six month period ended June 30, 2015

SUMMARY OF OPERATIONS	Three month period ended June 30,		Six month period ended June 30,
	(Unaudited)		(Unaudited)
	2016	2015	2016	2015
Revenues, net	$69,963	$80	$79,061	$80
Cost of sales	24,400	—	30,606	—
Gross profit	$45,563	80	48,455	80
Total operating expenses	203,098	115,382	421,457	196,055
Total other expense	(59,758)	(842)	(63,967)	(856)
Income tax provision	—	—	—	—
Net loss	$(217,293)	$(116,144)	$(436,969)	$(196,831)
Net earnings (loss) per share both (basic) and diluted	$(0.01)	$(0.01)	$(0.02)	$(0.01)

Revenues increased to $69,963 for the three months ended June 30, 2016 compared to $80 for the three months

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ended June 30, 2015. Revenues increased to $79,061 for the six months ended June 30, 2016 compared to $80 for the six months ended June 30, 2015. The revenue increases for both periods were due to the increased volume of fluids sold and the sale of a piece of fluid producing equipment.

Cost of sales increased to $24,400 for the three months ended June 30, 2016 compared to $0 for the three months ended June 30, 2015. Cost of sales increased to $30,606 for the six months ended June 30, 2016 compared to $0 for the six months ended June 30, 2015. The cost of sales increases for both periods were due to the cost associated with the increased volume of fluids sold and the sale of a piece of fluid producing equipment.

Total operating expenses increased to $203,098 for the three months ended June 30, 2016 compared to $115,382 for the three months ended June 30, 2015. Total operating expenses increased to $421,457 for the six months ended June 30, 2016 compared to $196,055 for the six months ended June 30, 2015. The total operating expense increases for both periods were due to hiring three new employees and opening two new office locations.

General and administrative expenses increased to $187,709 for the three months ended June 30, 2016 compared to $110,074 for the three months ended June 30, 2015. General and administrative expenses increased to $330,894 for the six months ended June 30, 2016 compared to $188,088 for the six months ended June 30, 2015. General and administrative expense increases for both periods were due to hiring three new employees and opening two new office locations.

Research and development expenses increased to $7,437 for the three months ended June 30, 2016 compared to $2,648 for the three months ended June 30, 2015. Research and development expenses increased to $77,004 for the six months ended June 30, 2016 compared to $2,648 for the six months ended June 30, 2015. Research and development expenses increased for both periods due to field testing required for EPA certification.

Depreciation and amortization expenses increased to $7,952 for the three months ended June 30, 2016 compared to $2,660 for the three months ended June 30, 2015. Depreciation and amortization expenses increased to $13,559 for the six months ended June 30, 2016 compared to $5,319 for the six months ended June 30, 2015. Depreciation and amortization expenses increased for both periods due to the acquisition of fixed assets associated with opening two new office locations.

Total other expenses increased to $59,758 for the three months ended June 30, 2016 compared to $842 for the three months ended June 30, 2015. Total other expenses increased to $63,967 for the six months ended June 30, 2016 compared to $856 for the six months ended June 30, 2015. Total other expenses increased for both periods due to increased interest expense on increased funds borrowed for continuing operations and the additional expense associated with the election by two holders of convertible debentures to convert the debentures solely to common stock.

Net loss from operations and after income taxes increased to $217,293 for the three months ended June 30, 2016 compared to $116,144 for the three months ended June 30, 2015. Net loss from operations and after income taxes increased to $436,969 for the six months ended June 30, 2016 compared to $196,831 for the six months ended June 30, 2015. Net loss from operations and after income taxes increased for the three months ended June 30, 2016 primarily due to increased general and administrative expenses. Net loss from operations and after income taxes increased for the six months ended June 30, 2016 due to increased general and administrative expenses and increased research and development costs.

EXECUTIVE COMPENSATION

Executive Officer Compensation

Bingham did not pay any compensation to its directors or officers for the last two fiscal years. The following table sets forth certain information with respect to compensation for the fiscal years ended December 31, 2015 and 2014 earned by or paid to Paradigm’s directors and officers.

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Name and Principal Position	Year	Salary	Stock Awards	All Other Compensation	Total
Gary J. Grieco President	2015 2014	$ 36,000 $ 36,000	$ 0 $ 0	$ 0 $ 0	$ 36,000 $ 36,000
C. Clark Burns Director	2015 2014	$ 30,000 $ 30,000	$ 0 $ 18,000 (1)	$ 0 $ 0	$ 30,000 $ 38,400
Bayan O. T. Giltsoff Former CEO	2015 2014	$ 36,000 $ 36,000	$ 0 $ 0	$ 0 $ 0	$ 36,000 $ 36,000

(1)	Represents 15,000 shares per month for 12 months valued at $0.10 per share.

Compensation of Directors

Bingham does not have any standard arrangement for compensation of our directors for any services provided as director, including services for committee participation or for special assignments.

Employment Contracts

As of the date of this Current Report, Bingham has not entered into any compensation agreement with Messrs. Grieco or Albers and Bingham does not have any other employment or consultant agreements. However, Paradigm has employment agreements with Messrs. Grieco and Burns.

Mr. Grieco earns a base salary of $2,000 per month to serve on the Paradigm Board and serve as an executive officer. His employment agreement provides for one week’s vacation and indemnification rights. He is subject to a non-compete provision during the term of his employment, plus one year after termination. Per the terms of the employment agreement he is obligated to protect Paradigm’s information and any work product he creates shall belong to Paradigm. His employment may be terminated by him or Paradigm with or without cause. This employment agreement expires December 31, 2017.

Mr. Burns earns a base salary of $2,500 per month as an employee of Paradigm. His employment agreement is effective for a term of one year, expiring on December 31, 2016. Per the terms of his employment agreement he is obligated to protect Paradigm’s information and any work product he creates shall belong to Paradigm.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Prior to August 10, 2016, Bingham and its affiliates have not engaged in any related party transactions involving Paradigm’s executive officers, directors, more than 5% stockholders, or immediate family members of these persons for the past two fiscal years. On August 10, 2016, Gary J. Grieco, a Director and President of Paradigm, was appointed as a Director and President of Bingham. Bingham has not entered into any compensation agreements with Mr. Grieco as of the date of this Current Report.

LEGAL PROCEEDINGS

Neither Bingham nor Paradigm is a party to any legal proceedings as of the date of this Current Report.

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SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Business Acquired.

Paradigm’s unaudited financial statements for the six month period ended June 30, 2016 are attached to this Current Report as Exhibit 99.1. Paradigm’s audited financial statements for the years ended December 31, 2015 and 2014 are attached to this Current Report as Exhibit 99.2.

(b)	Pro Forma Financial Information.

Bingham’s pro forma condensed combined financial statements for the six month period ended June 30, 2016 and for the year ended December 31, 2015 are attached to this Current Report as Exhibit 99.3.

(c)	Shell Company Transactions.

Reference is made to Items 9.01(a) and 9.01(b) and the exhibits referred to therein which are incorporated herein by reference.

(d)	Exhibits.

Exhibit No.	Description
2.1	Securities Exchange Agreement between Bingham and Paradigm Convergence Technologies Corp., dated August 10, 2016 (Incorporated by reference to exhibit 2.1 to Form 10-Q filed August 15, 2016)
3(i)	Articles of Incorporation of Bingham Canyon (Incorporated by reference to exhibit 3.1 to Form 10-SB, filed September 18, 2000)
3(ii)	Bylaws of Bingham Canyon (Incorporated by reference to exhibit 3.3 to Form 10-SB filed September 18, 2000)
10.1	Sublease Agreement between Paradigm and United Resource Holdings, LLC, dated August 1, 2015, as amended
10.2	Technology Joint Venture Agreement between Paradigm and Centric Partners, Inc., dated June 15, 2014
16.1	Letter of agreement from Pritchett Siler & Hardy, P.C., dated August 31, 2016 (Filed September 2, 2016)
99.1	Paradigm unaudited financial statements for the six month period ended June 30, 2016 and 2015 (Filed September 2, 2016)
99.2	Paradigm audited financial statements for the years ended December 31, 2015 and 2014 (Filed September 2, 2016)
99.3	Bingham pro forma condensed, combined financial statements for the year ended December 31, 2015 and six month period ended June 30, 2016 (Filed September 2, 2016)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 12, 2016		Bingham Canyon Corporation

	By:	/s/ Gary J. Grieco
Gary J. Grieco, President